SECOND AMENDMENT

                                       TO

                              EMPLOYMENT AGREEMENT

                                       OF

                                 ROBERT VANNUCCI



         This SECOND AMENDMENT ("SECOND AMENDMENT"), dated as of July 1, 2002, is made a part of that certain EMPLOYMENT AGREEMENT ("AGREEMENT"), dated July 1, 1998, and the Amendment thereto, dated October 1, 2000 (the "FIRST AMENDMENT"), by and between RIVIERA HOLDINGS CORPORATION ("RHC"), and its wholly-owned subsidiary, RIVIERA OPERATING CORPORATION ("ROC") (collectively the "COMPANY"), and ROBERT VANNUCCI ("EXECUTIVE").

         The parties hereto agree to amend the AGREEMENT and the FIRST AMENDMENT thereto as follows:

        1. If during the Term of the Agreement, or any extension thereof, WILLIAM L. WESTERMAN is no longer Chief Executive Officer of the Company due to any reason whatsoever, or any shareholder other than WILLIAM L. WESTERMAN, SUN AMERICA LIFE INSURANCE COMPANY or the RIVIERA EMPLOYEE STOCK OWNERSHIP PLAN acquires ten percent (10%) or more of RHC common stock, all restrictions imposed upon EXECUTIVE's Restricted Stock awarded pursuant to the AGREEMENT and FIRST AMENDMENT shall immediately be released and such Restricted Stock shall thereby immediately convert to common stock with no restrictions whatsoever.

        2. In the event there is a conflict between the terms of this SECOND AMENDMENT and the AGREEMENT and/or the FIRST AMENDMENT, the terms of this SECOND AMENDMENT shall control.

        3. Except as changed by this SECOND AMENDMENT, all other terms and conditions of the AGREEMENT and FIRST AMENDMENT shall remain in full force and effect.


         IN WITNESS WHEREOF, the parties hereto have agreed to this SECOND AMENDMENT TO EMPLOYMENT AGREEMENT as of the day and year first written above.


COMPANY:                                    EXECUTIVE:

RIVIERA HOLDINGS CORPORATION                ROBERT VANNUCCI
and its wholly-owned subsidiary
RIVIERA OPERATION CORPORATION



By:______________________________           __________________________
     WILLIAM L. WESTERMAN                   ROBERT VANNUCCI
     Chief Executive Officer